SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                of 1934




          Date of Report
(Date of earliest event reported):   December 2, 2004
                                   -------------------


                          SEMPRA ENERGY
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       (Exact name of registrant as specified in its charter)


CALIFORNIA                      1-14201                    33-0732627
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(State of incorporation      (Commission             (I.R.S. Employer
or organization)             File Number)          Identification No.


101 ASH STREET, SAN DIEGO, CALIFORNIA                           92101
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(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code   (619)696-2034
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   (Former name or former address, if changed since last report.)




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                               FORM 8-K


Item 8.01 Other Events


Cost of Service Decisions
-------------------------

On December 2, 2004, the California Public Utilities Commission (CPUC) issued a decision in the cost of service proceedings of our California utilities, Southern California Gas Company and San Diego Gas & Electric Company. The decision reduces the utilities' annual rate revenues, effective retroactively to January 1, 2004, by an aggregate net amount of approximately $56 million from the rates in effect during 2003. Of the reduction, $10 million relates to what SDG&E believes to be a computational error concerning its nuclear electric rate revenues. Except for the additional $10 million reduction, the decision essentially approves previously reported settlements recommended by the utilities, the CPUC's Office of Ratepayer Advocates and most other major parties to the proceedings. SDG&E intends to seek a rehearing with respect to the $10 million reduction. The reduced rates will remain in effect through 2007 subject to annual attrition allowances.

The CPUC also issued a decision providing that any 2005 attrition allowance relating to the new rates will be retroactive to January 1, 2005. Attrition allowances adjust rates to reflect inflation, system growth and operating efficiencies. Attrition allowances and performance-based incentive mechanisms, among other items, will be addressed by the CPUC in the utilities' Phase II proceeding, expected to be decided in the first quarter of 2005.

Also as previously reported, during 2004 we and our California utilities have generally recorded revenue and resulting net income in a manner consistent with the reduced rates contemplated by the settlements, except for the recovery of pension costs provided by the CPUC's decision that, when recorded, will have a favorable non-recurring effect on net income.

Allocation of California Department of Water Resources' (DWR) Revenue
Requirement
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As previously reported, the CPUC has been deliberating the allocation of costs incurred by the DWR in procuring power for the state's electric utilities. On December 2, 2004, the CPUC issued a decision that would shift $790 million of the costs to SDG&E's customers over the period between implementation of the decision and 2013. As previously reported, such a shift will not affect SDG&E's net income, but will adversely affect its customer rates.

                                 *****

The period for applications for rehearing of the CPUC's decisions will expire thirty days after the decisions are mailed.

                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   SEMPRA ENERGY
                                   (Registrant)


Date: December 2, 2004                By: /s/ F. H. Ault
      ----------------                ---------------------------
                                      F. H. Ault
                                      Sr. Vice President and Controller